The Separate Accounts of Talcott Resolution Life Insurance Company ("TL") and Talcott Resolution Life and Annuity Insurance Company ("TLA") are the listed Registrants. TL and TLA are the Depositors. Entities that are controlled by TAO Insurance Holdings, LLC, which controls the Depositors, are listed below, along with entities that are owned or controlled by the Depositors.

Alan Waxman and Anthony M. Muscolino (Individuals) (1)(2)

TAO Insurance Holdings, LLC (DE) (1) (3)
TAO Sutton Parent, LLC (CYM)
TAO Sutton Holdings, LLC (CYM)
Sutton Investments, LLC (BMU)
Sutton Holdings Investments, Ltd. (BMU)
Sutton Re FinCo, Ltd. (BMU)
Sutton Re Holdings, Ltd. (BMU)
Sutton Life Re, Ltd. (BMU)
Sutton Cayman, Ltd. (CYM)
Sutton Holdings GP, LLC (DE)
Hopmeadow Holdings, LP (DE)
Hopmeadow Acquisition, Inc. (DE)
Talcott Resolution Life, Inc. (DE)
Lombard International Administration Services Company, LLC (DE)
LIAS Administration Fee Issuer LLC (DE)
TR Re, Ltd. (BMU)
Talcott Resolution Life Insurance Company (CT) (4)

(1) Alan Waxman, as a member of TAO Insurance Holdings, LLC, has the authority to appoint the     managing member of TAO Insurance Holdings, LLC, and has appointed Anthony M. Muscolino.
(2) Certain other entities that are affiliated with the Depositors and controlled by Alan Waxman are: Cadence ALM GP Holdco, LLC (DE), Cadence ALM US, L.P. (DE), Cadence Services US, LLC (DE), Sixth Street Advisers, LLC (DE), Sixth Street Insurance Solutions, L.P. (DE), Sixth Street Insurance GP Holdco, LLC (DE), and Sixth Street TAO Management, LLC
(3) Managing member of TAO Sutton Parent, LLC and TAO Sutton Holdings LLC
(4) The following entities are wholly-owned subsidiaries of Talcott Resolution Life Insurance Company and are under common control: American Maturity Life Insurance Company (CT), Talcott Resolution International Life Reassurance Corporation (CT), Talcott Resolution Life and Annuity Insurance Company (CT), and 21 Church Street R, LLC (DE). Talcott Resolution Life and Annuity Insurance Company (CT) owns 100% of Talcott Resolution Distribution Company, Inc. (CT) and Talcott Resolution Comprehensive Employee Benefit Service Company (CT).